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                                                                    EXHIBIT 99.7

                            CONSENT OF MERRILL LYNCH

     We hereby consent to the use of our opinion letter, dated November 3, 1997, to the Board of Directors of Consolidated Stores Corporation included as Annex D to the Joint Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") which forms a part of the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission on November 12, 1997 (the "Registration Statement") relating to the proposed merger of MBC Consolidated Acquisition Corporation, a wholly owned subsidiary of Consolidated Stores Corporation, with and into Mac Frugal's Bargains - Close-outs Inc. and to the references to our firm and such opinion in the Proxy Statement/Prospectus and the Registration Statement. In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                      MERRILL LYNCH, PIERCE, FENNER &
                             SMITH INCORPORATED

                      By: /s/ MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                              --------------------------------------------------

November 11, 1997